Free Writing Prospectus (To the Prospectus dated April 4, 2011, as supplemented by the Prospectus Supplement dated July 24, 2013)	Filed Pursuant to Rule 433 Registration Statement No. 333-173299 July 30, 2013

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ZIONS BANCORPORATION

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Zions Bancorporation / Preferred Stock

Series A Floating-Rate Non-Cumulative Perpetual Preferred, S&P:BB | Fitch:B | DBRS:B | Kroll:BB

Zions Bancorporation will not redeem any shares of Series A Preferred Stock for at least five years after the date of the issuance of the depositary shares offered by this auction (prospectus supplement page S-6).

Notice: The auction has been extended until 7/30/2013 3:01:40 PM EDT.

Auction Status:	CLOSED
Auction Start:	7/29/2013 9:00 AM EDT
Auction End:	7/30/2013 3:01 PM EDT
Last Update:	7/30/2013 3:07:51 PM EDT

Security Type:	Preferred Stock
Coupon	4.000%

Offering Documents

Auction Details

ISSUE INFORMATION

CUSIP Number:	98973A104
Minimum Offering:	200,000
Maximum Offering:	4,000,000
Sizing Phase End:	7/29/2013 7:00 PM EDT
Min. Price:	$ 21.50
Max. Price:	$ 23.25
Price Increment:	$ 0.01

About the Issuer

BIDDING INFORMATION

Auction Phase:	Pricing
Units Offered:	236,279
Number of Bidders:	67
Number of Bids:	89
Units Bid:	299,095
Coverage:	126.59%
Highest Bid:	$ 23.25
Lowest Bid:	$ 21.50
Bid Spread:	$ 1.75
Num. Bids Accepted:	77
Num. Bidders with Bids Accepted:	60
Highest Bid Accepted:	$ 23.25
Lowest Bid Accepted:	$ 21.55
Final Market-Clearing Price:	$ 21.55

Bids

Final Market-Clearing Price: $ 21.55

Bidder	Units	Price ▼	Timestamp	Awarded	Amount Due
#33645	25,000	$ 23.25	7/29/2013 9:00:37 AM	25,000 units	$ 538,750.00
#6561	1,300	$ 23.25	7/29/2013 9:01:15 AM	1,300 units	$ 28,015.00
#33674	2,614	$ 23.25	7/29/2013 9:02:09 AM	2,614 units	$ 56,331.70
#33677	215	$ 23.25	7/29/2013 9:06:30 AM	215 units	$ 4,633.25
#28020	400	$ 23.25	7/29/2013 9:17:21 AM	400 units	$ 8,620.00
#25702	7,000	$ 23.25	7/29/2013 9:40:01 AM	7,000 units	$ 150,850.00
#33678	581	$ 23.25	7/29/2013 9:47:43 AM	581 units	$ 12,520.55
#32909	1,400	$ 23.25	7/29/2013 9:48:34 AM	1,400 units	$ 30,170.00
#9610	500	$ 23.25	7/29/2013 9:53:16 AM	500 units	$ 10,775.00

#34854	20,000	$ 23.25	7/29/2013 10:10:58 AM	20,000 units	$ 431,000.00
#13718	580	$ 23.25	7/29/2013 10:11:36 AM	580 units	$ 12,499.00
#35212	4,000	$ 23.25	7/29/2013 11:41:50 AM	4,000 units	$ 86,200.00
#35211	1,400	$ 23.25	7/29/2013 11:47:40 AM	1,400 units	$ 30,170.00
#35163	430	$ 23.25	7/29/2013 11:52:31 AM	430 units	$ 9,266.50
#35210	2,000	$ 23.25	7/29/2013 11:52:40 AM	2,000 units	$ 43,100.00
#35209	2,000	$ 23.25	7/29/2013 11:56:05 AM	2,000 units	$ 43,100.00
#35208	1,000	$ 23.25	7/29/2013 12:04:30 PM	1,000 units	$ 21,550.00
#35207	1,190	$ 23.25	7/29/2013 12:14:33 PM	1,190 units	$ 25,644.50
#35213	172	$ 23.25	7/29/2013 12:28:27 PM	172 units	$ 3,706.60
#35206	8,000	$ 23.25	7/29/2013 12:46:24 PM	8,000 units	$ 172,400.00
#35205	5,000	$ 23.25	7/29/2013 1:49:46 PM	5,000 units	$ 107,750.00
#28519	500	$ 23.25	7/29/2013 2:02:08 PM	500 units	$ 10,775.00
#31999	5,000	$ 23.25	7/29/2013 3:21:49 PM	5,000 units	$ 107,750.00
#35204	640	$ 23.25	7/29/2013 3:45:42 PM	640 units	$ 13,792.00
#35203	510	$ 23.25	7/29/2013 3:49:12 PM	510 units	$ 10,990.50
#34854	2,000	$ 23.25	7/29/2013 4:32:19 PM	2,000 units	$ 43,100.00
#35202	4,000	$ 23.25	7/29/2013 5:34:25 PM	4,000 units	$ 86,200.00
#35201	4,000	$ 23.25	7/29/2013 6:52:46 PM	4,000 units	$ 86,200.00
#35164	1,500	$ 23.25	7/29/2013 7:03:43 PM	1,500 units	$ 32,325.00
#23676	1,000	$ 23.25	7/30/2013 9:21:09 AM	1,000 units	$ 21,550.00
#21466	350	$ 23.25	7/30/2013 10:25:01 AM	350 units	$ 7,542.50
#35200	3,000	$ 23.25	7/30/2013 12:01:06 PM	3,000 units	$ 64,650.00
#35199	3,000	$ 23.25	7/30/2013 12:03:45 PM	3,000 units	$ 64,650.00
#35070	5,000	$ 23.25	7/30/2013 12:08:08 PM	5,000 units	$ 107,750.00
#31876	430	$ 23.20	7/29/2013 12:30:57 PM	430 units	$ 9,266.50
#25702	3,000	$ 23.00	7/29/2013 9:40:01 AM	3,000 units	$ 64,650.00
#9610	500	$ 23.00	7/29/2013 9:56:54 AM	500 units	$ 10,775.00
#35066	10,000	$ 23.00	7/29/2013 10:35:02 AM	10,000 units	$ 215,500.00
#34854	10,000	$ 23.00	7/29/2013 3:56:34 PM	10,000 units	$ 215,500.00
#31722	900	$ 23.00	7/29/2013 7:25:21 PM	900 units	$ 19,395.00
#19261	2,100	$ 23.00	7/30/2013 11:35:13 AM	2,100 units	$ 45,255.00
#14098	2,100	$ 23.00	7/30/2013 11:51:44 AM	2,100 units	$ 45,255.00
#34854	10,000	$ 22.90	7/29/2013 3:56:34 PM	10,000 units	$ 215,500.00
#34854	10,000	$ 22.80	7/29/2013 3:56:34 PM	10,000 units	$ 215,500.00
#33676	75	$ 22.60	7/29/2013 9:04:35 AM	75 units	$ 1,616.25

#28737	1,000	$ 22.50	7/29/2013 9:19:05 AM	1,000 units	$ 21,550.00
#28482	800	$ 22.50	7/29/2013 4:00:04 PM	800 units	$ 17,240.00
#34770	342	$ 22.50	7/29/2013 4:05:00 PM	342 units	$ 7,370.10
#17744	450	$ 22.50	7/29/2013 4:11:31 PM	450 units	$ 9,697.50
#35217	100	$ 22.50	7/29/2013 5:44:59 PM	100 units	$ 2,155.00
			Auction Totals:	**236,279 units**	**$ 5,091,812.45**

Page 1 of 2

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated July 24, 2013, and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request a copy of these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Keefe, Bruyette & Woods, Inc. at 1-800-966-1559.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT Our Affiliates: Amegy Bank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank Colorado, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

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ZIONS DIRECT

ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE

ZIONS DIRECT Auctions

OPEN ACCOUNT LOGIN

1.800.524.8875

AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS

HOME :: HOME :: AUCTION #10452

ZIONS BANCORPORATION

Results

Zions Bancorporation / Preferred Stock

Series A Floating-Rate Non-Cumulative Perpetual Preferred, S&P:BB | Fitch:B | DBRS:B | Kroll:BB

Zions Bancorporation will not redeem any shares of Series A Preferred Stock for at least five years after the date of the issuance of the depositary shares offered by this auction (prospectus supplement page S-6).

Notice: The auction has been extended until 7/30/2013 3:01:40 PM EDT.

Auction Status:	CLOSED
Auction Start:	7/29/2013 9:00 AM EDT
Auction End:	7/30/2013 3:01 PM EDT
Last Update:	7/30/2013 3:03:08 PM EDT

Security Type:	Preferred Stock
Coupon	4.000%

Offering Documents

Auction Details

ISSUE INFORMATION

CUSIP Number:	98973A104
Minimum Offering:	200,000
Maximum Offering:	4,000,000
Sizing Phase End:	7/29/2013 7:00 PM EDT
Min. Price:	$ 21.50
Max. Price:	$ 23.25
Price Increment:	$ 0.01

About the Issuer

BIDDING INFORMATION

Auction Phase:	Pricing
Units Offered:	236,279
Number of Bidders:	67
Number of Bids:	89
Units Bid:	299,095
Coverage:	126.59%
Highest Bid:	$ 23.25
Lowest Bid:	$ 21.50
Bid Spread:	$ 1.75
Num. Bids Accepted:	77
Num. Bidders with Bids Accepted:	60
Highest Bid Accepted:	$ 23.25
Lowest Bid Accepted:	$ 21.55
Final Market-Clearing Price:	$ 21.55

Bids

Final Market-Clearing Price: **$ 21.55**

Bidder	Units	Price	Timestamp	Awarded	Amount Due
#35165	4,400	$ 22.50	7/30/2013 2:58:13 PM	4,400 units	$ 94,820.00
#33680	450	$ 22.20	7/29/2013 5:06:40 PM	450 units	$ 9,697.50
#25702	10,000	$ 22.05	7/29/2013 9:40:01 AM	10,000 units	$ 215,500.00
#30251	909	$ 22.01	7/29/2013 4:41:04 PM	909 units	$ 19,588.95
#31418	500	$ 22.00	7/30/2013 11:44:22 AM	500 units	$ 10,775.00
#30379	2,500	$ 22.00	7/30/2013 12:32:54 PM	2,500 units	$ 53,875.00
#35070	2,000	$ 22.00	7/30/2013 2:05:41 PM	2,000 units	$ 43,100.00
#13305	400	$ 21.75	7/29/2013 4:29:11 PM	400 units	$ 8,620.00
#4444	1,000	$ 21.75	7/30/2013 9:43:14 AM	1,000 units	$ 21,550.00

#29091	2,000	$ 21.75	7/30/2013 11:09:10 AM	2,000 units	$ 43,100.00
#29091	2,000	$ 21.75	7/30/2013 12:48:00 PM	2,000 units	$ 43,100.00
#21789	2,480	$ 21.75	7/30/2013 2:22:48 PM	2,480 units	$ 53,444.00
#35070	2,000	$ 21.75	7/30/2013 2:29:47 PM	2,000 units	$ 43,100.00
#33679	2,304	$ 21.70	7/29/2013 3:27:16 PM	2,304 units	$ 49,651.20
#3534	300	$ 21.65	7/29/2013 9:21:45 AM	300 units	$ 6,465.00
#33675	75	$ 21.60	7/29/2013 9:03:18 AM	75 units	$ 1,616.25
#25702	6,000	$ 21.60	7/29/2013 11:02:04 AM	6,000 units	$ 129,300.00
#13305	150	$ 21.60	7/29/2013 4:31:39 PM	150 units	$ 3,232.50
#33645	5,000	$ 21.60	7/30/2013 2:54:05 PM	5,000 units	$ 107,750.00
#30754	10,000	$ 21.60	7/30/2013 2:59:40 PM	10,000 units	$ 215,500.00
#22580	200	$ 21.57	7/30/2013 2:38:23 PM	200 units	$ 4,310.00
#18373	1,000	$ 21.56	7/30/2013 2:49:50 PM	1,000 units	$ 21,550.00
#29091	1,000	$ 21.56	7/30/2013 2:57:37 PM	1,000 units	$ 21,550.00
#29091	1,000	$ 21.56	7/30/2013 2:59:16 PM	1,000 units	$ 21,550.00
#25702	10,000	$ 21.55	7/29/2013 9:40:01 AM	10,000 units	$ 215,500.00
#28020	200	$ 21.55	7/29/2013 1:56:52 PM	200 units	$ 4,310.00
#33639	5,000	$ 21.55	7/30/2013 11:42:54 AM	1,332 units	$ 28,704.60
#35070	25,000	$ 21.55	7/30/2013 2:29:47 PM	Rejected: Timestamp	
#22580	200	$ 21.53	7/30/2013 9:48:41 AM	Rejected: Price	
#32989	500	$ 21.53	7/30/2013 1:42:56 PM	Rejected: Price	
#31345	20,000	$ 21.52	7/30/2013 12:05:16 PM	Rejected: Price	
#22678	200	$ 21.51	7/30/2013 9:22:44 AM	Rejected: Price	
#14942	350	$ 21.51	7/30/2013 1:20:58 PM	Rejected: Price	
#24577	5,000	$ 21.50	7/29/2013 10:14:59 AM	Rejected: Price	
#25118	1,162	$ 21.50	7/29/2013 10:20:50 AM	Rejected: Price	
#13585	500	$ 21.50	7/29/2013 12:50:07 PM	Rejected: Price	
#13585	500	$ 21.50	7/29/2013 12:52:35 PM	Rejected: Price	
#33639	5,000	$ 21.50	7/29/2013 3:34:36 PM	Rejected: Price	
#21466	736	$ 21.50	7/30/2013 10:20:59 AM	Rejected: Price	
			Auction Totals:	**236,279 units**	**$ 5,091,812.45**

Page 2 of 2

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated July 24, 2013, and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request a copy of these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Keefe, Bruyette & Woods, Inc. at 1-800-966-1559.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address

Investment Products: Not FDIC Insured No Bank Guarantee May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Our Affiliates:

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.